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                                                                  Exhibit (n)(2)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Post-Effective Amendment No. 6 to Registration Statement Nos. 333-84023 and 811-09507 of Farmers Variable Life Separate Account A on Form N-6 of our report dated February 3, 2003 appearing in the Statement of Additional Information, which is part of this Registration Statement, and of our report dated January 17, 2003 relating to the financial statements of Farmers New World Life Insurance Company appearing in the Statement of Additional Information. We also consent to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington
April 24, 2003